Exhibit 10.1

MERGER AGREEMENT

among

Urban FT Group, Inc.,

a Delaware corporation,

and,

FinTech Imaging Solutions, Inc.,

a Delaware corporation,

and

Digiliti Money, Inc.,

a Minnesota corporation.

and

Digiliti Money Group, Inc.,

a Delaware corporation.

MERGER AGREEMENT

This Merger Agreement (this “Agreement”), dated as of the 25th day of January 2018, is entered into by and among Digiliti Money Group, Inc., a Delaware corporation (“DGLT”), Digiliti Money, Inc., a Minnesota corporation and wholly owned subsidiary of DGLT (“DMI”), Urban FT Group, Inc., a Delaware corporation (“UFTG”), and FinTech Imaging Solutions, Inc., a Delaware corporation (“FTIS”), (DGLT, DMI, FTIS, and UFTG are hereinafter jointly referred to as the “Parties” and individually, as a “Party”).

WITNESSETH

WHEREAS, DMI desires to merge with and into FTIS pursuant to a merger as set forth in Article “4” of this Agreement in a transaction intended to be a tax-free exchange, resulting in FTIS owning and holding the business and assets of DMI; and

WHEREAS, FTIS is a newly formed corporation into which DMI shall be merged; and

WHEREAS, among other considerations for DMI’s merger into FTIS, FTIS shall issue a Secured Promissory Note to DGLT, the sole shareholder of DMI at the time of the execution of this Agreement, pursuant to the terms and conditions of this Agreement in the amount of two million, three hundred seventy thousand, one hundred sixty three dollars ($2,370,163) (the “Promissory Note”) in the form which is annexed to, and made a part of, this Agreement as Exhibit “A”; and

WHEREAS, DGLT was delisted from NASDAQ on October 5, 2017, and is required to undertake considerable costs to restate its financial statements for the 2015 and 2016 fiscal years and, and will not be able to raise capital at favorable rates in the public market until it satisfies its financial reporting requirements; and

WHEREAS, despite its best efforts DGLT does not have, and has not been able to obtain, sufficient capital in order to sustain and grow the business of DMI; and

WHEREAS, UFT Equities, Inc., an affiliate of UFTG, and its affiliates have been funding DMI and DGLT subject to the terms of the applicable financing documents; and

WHEREAS, the Board of Directors of FTIS believes that this Agreement is in the best interests of FTIS and the stockholders of FTIS and will advance the long-term business interests of FTIS; and

WHEREAS, the Board of Directors of DMI believes that this Agreement is in the best interests of DMI and DGLT its sole stockholder and that this Agreement will advance the long-term business of DMI.

WHEREAS, UFTG has agreed to guarantee the performance by FTIS of its obligations under this Agreement and under the Secured Promissory Note.

WHEREAS, prior to the merger, DMI and DGLT shall move all Excluded Assets as further set forth and defined in this Agreement to a newly formed Delaware subsidiary of DGLT, Digiliti Money Technologies, Inc. (“Technologies”) which shall, at closing, enter into the Software License Agreement licensing to Urban FT (North America), Inc. (“UFT-NA”), a wholly-owned subsidiary of UFTG, certain software as defined in that agreement, which agreement is substantially in the form as annexed hereto as Exhibit “A-1” (the “License Agreement”); and

1

WHEREAS, the Parties acknowledge and agree that UFT-NA will, concurrently with the closing pursuant to this Agreement, enter into executive retention agreements with each of Mr. Bryan Meier, Mr. Hunter Wolfe and, Mr. Bruce Whitmore “the Executive Retention Agreements”).

WHEREAS, the Board of Directors of DGLT, the sole shareholders of DMI, believes that this Agreement is in the best interests of DGLT and its stockholders in that it releases the significant majority of short and long-terms liabilities which DGLT has, while allowing DGLT to continue to maintain and monetize remaining assets; and

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, in consideration of the representations, warranties, and covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged.

IT IS AGREED:

1. Recitals. The parties hereto adopt as part of this Agreement all of the recitals which are set forth in the WHEREAS clauses, and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement. Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each Party to this Agreement.

2. Definitions.

A. Closing. Subject to the terms and conditions of this Agreement, the Merger contemplated by this Agreement shall take place at a closing (the “Closing”) to be held as soon as possible after the execution of this Agreement; provided, however, that the Parties shall use reasonable efforts to close on January 31, 2018, but no later than thirty (30) days after the execution of this Agreement (the day upon which the Closing takes place being the “Closing Date”).

B. Transaction Documents. “Transaction Documents” includes, without limitation, this Agreement, the Certificate of Merger with respect to the Merger of DMI with and into FTIS (“Certificate of Merger”), the Secured Promissory Note and related Security Agreement (the “Security Agreement”) and Guarantee (the Secured Promissory Note, Security Agreement and Guarantee being collectively referred to herein as the “Credit Documents”), the Software License Agreement (including the Guggenheim Assignment, as hereinafter defined), the Executive Retention Agreements and any other documents to be delivered or entered into in connection with any of the foregoing. FTIS and its successors shall have a non-exclusive worldwide license to use, but not market, sublicense or sell the “Digiliti Money” name and logo for a period of three (3) years after the Term of the Software License Agreement the date of the transaction. Further, that FTIS shall be given full control over, access to and exclusive right to the corresponding domain names for a period of twelve (12) months or such later date as the Parties agree to in writing.

C. Merger. “Merger” shall mean the merger of DMI with and into FTIS, resulting in DMI being merged out of existence and the business of DMI being operated through FTIS.

D. Excluded Assets. “Excluded Assets” shall specifically include, (i) all technology, intellectual property, and other assets as defined in the Software License Agreement entered into between Urban FT (North America), LLC and Digiliti Money Technology, Inc.; and, (ii) any right, title and interest in the cardholder agreements, agent bank agreements, current and future revenues, and accrued receivables associated with the contractual relationship between DMI and Central Bank of Kansas City.

2

3. The Operation of DMI Prior to Closing. Prior to the Closing, DMI shall continue its business as a going concern and shall not engage in any transactions outside of the ordinary course of business (other than in contemplation of this Merger) including, but not limited to, selling, leasing, transferring, or assigning any material assets, tangible or intangible; entering into any material agreement, contract, lease, or license; making any material expenditures of its capital; declaring, set aside, or paying any dividend or making any distributions, except in the ordinary course of its business and to pay taxes.

4. Merger of DMI into FTIS and Ongoing Revenue Share.

A. The Merger is intended to be structured as a tax-free reorganization resulting in DMI merging with and into FTIS, with (i) DGLT receiving the Promissory Note and other Credit Documents relating to FTIS and its affiliates that are parties thereto, and (ii) Technologies entering into the Software License Agreement, (iii) the parties amending the Promissory Note dated September 1, 2017 (the “UFT Note”) between DMI as debtor, UFT Equities, Inc. as creditor, and DGLT as the Guarantor in the form as annexed hereto as Exhibit “A-2” (the “Note Amendment”), and (iv) pursuant to the Note Amendment, DGLT receiving payment in cleared funds the net amount of $250,000. The DMI shares owned by DGLT shall be deemed cancelled immediately upon the Closing.

B. At the Closing, and presuming satisfaction by all parties of all conditions hereto, UFTG, DMI, and the FTIS shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of the States of Delaware and Minnesota in accordance with the relevant provisions of the Delaware General Corporation Law, and shall make all other filings or recordings required pursuant to the laws of the States of Delaware and Minnesota in order to consummate the Merger. The Merger shall become effective at the time of acceptance by the Secretary of the State of the States of Delaware and Minnesota of such Certificate of Merger or such later time as may be agreed by the Parties in writing (and set forth in such Certificate of Merger) being referred to herein as the “Effective Time”. As a result of the Merger, the separate corporate existence of DMI shall cease.

C. For a period of 12-months from the Closing Date, FTIS shall pay to Technologies fifty (50%) percent of the revenues received from the product currently known as “SMMW” based on the monthly invoiced amounts for recurring revenue , with respect to only the recurring monthly revenue that is/will be derived from the existing contractual agreements DMI has with customers for the provision and support of the SMMW product This shall not include any revenues derived through the provision of ongoing professional services or any future products FTIS or its affiliates may provide to the respective customers. The 50% revenue share payment shall be paid monthly by the 3rd business day following the end of the previous month

D. FTIS hereby acknowledges and consents to Technologies proceeding to sell and offer products and services to customers (who are not customers of DGLT, DMI or UFT as of the date hereof) by utilizing the Excluded Assets.

3

5. Secured Promissory Note:

A. At Closing, FTIS shall issue the Secured Promissory Note in the sum of two million, three hundred seventy thousand, one hundred and sixty three dollars ($2,370,163) in the form attached to, and annexed hereto as Exhibit “A”, and enter into the Security Agreement related thereto, and UFTG shall guarantee the obligations of FTIS under the Secured Promissory Note.

B. The principal amount of the Secured Promissory Note shall be adjusted based upon any net increase or decrease in the liabilities which are being assumed by FTIS based upon an adjustment as of the Closing Date from the amount of liabilities being assumed as determined based upon the Financial Statements of DMI as of December 31, 2017. Any such adjustment shall be made within forty five (45) days after the Closing Date.

6. Conditions to FTIS’s Obligations to Close:

A. The obligation of FTIS to close the transactions set forth in this Agreement shall be subject to the following conditions:

i. Performance of Obligations of DMI. DMI shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date.

ii. Statutory Requirements. Any statutory requirement for the valid consummation by DMI of the transactions set forth in this Agreement shall have been fulfilled; and, any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by DMI of the transactions set forth in this Agreement and to permit the business presently carried on by DMI to continue unimpaired following the Closing Date.

iii. No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and DMI.

iv. Consents Under Agreements. DMI shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and entry into and performance of the obligations of DMI under all of the Transaction Documents.

v. Good Standing Certificate. On the Closing Date, DMI shall provide a good standing certificate for DMI issued by the Secretary of State of the State of Minnesota complete and correct within twenty (20) business days prior to the Closing Date.

vi. Certificate of Merger. The Certificate of Merger shall have been filed with the state of Delaware and the state of Minnesota.

vii. Conditions. All other conditions to Closing pursuant to this Agreement shall have been satisfied or waived in writing.

4

viii. Board Resolutions. DMI shall obtain and provide FTIS with resolutions from the DMI and the DGLT Board of Directors approving the transactions set forth in this Agreement. Delivery and Receipt of Shares.

ix. Excluded Assets. DMI shall, prior to the Closing transfer all of the Excluded Assets to Technologies such that none of the Excluded Assets are deemed owned by DMI at Closing and, for avoidance of doubt, shall not be deemed owned by DMI, FTIS, UFTG, and Urban FT (North America), Inc. (“UFTNA).

7. Conditions to DMI’s Obligations to Close:

A. The obligation of DMI and DGLT, as may be the case, to close the transactions set forth in this Agreement shall be subject to the following conditions:

i. Performance of Obligations of FTIS. FTIS and its affiliates shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, including, without limitations, entry into all Transaction Documents and making of all payments set forth in Sections 4 and 5 above.

ii. Statutory Requirements. Any statutory requirement for the valid consummation by FTIS of the transactions set forth in this Agreement shall have been fulfilled; and, any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by FTIS of the transactions set forth in this Agreement and to permit the business presently carried on by FTIS to continue unimpaired following the Closing Date.

iii. No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and FTIS.

iv. Consents Under Agreements. FTIS shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and entry into and performance of the obligations of FTIS under all of the Transaction Documents.

v. Good Standing Certificate. On the Closing Date, FTIS shall provide a good standing certificate for FTIS issued by the Secretary of State of the State of Delaware complete and correct within twenty (20) business days prior to the Closing Date.

vi. Certificate of Merger. The Certificate of Merger shall have been filed with the state of Delaware.

vii. Conditions. All other conditions to Closing pursuant to this Agreement shall have been satisfied or waived in writing.

viii. Board Resolutions. FTIS shall obtain and provide DMI and DGLT with resolutions from the FTIS Board of Directors approving the transactions set forth in this Agreement.

5

ix. Delivery and Receipt of Promissory Note. On the Closing Date, FTIS shall have delivered to DGLT the Promissory Note.

8. Standstill Agreement. Commencing upon the date of execution of this Agreement, and until the Closing or the termination of this Agreement, DMI and/or its subsidiaries and/or its affiliates shall not, and shall not permit any manager, officer or employee of DMI or DGLT and/or its subsidiaries and/or its affiliates, or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by DMI or DGLT and/or its subsidiaries and/or its affiliates to, directly or indirectly, enter into any transaction or act in a way which would in any event interfere with DMI consummating this Agreement and/or interfering with, the transactions which are the subject of this Agreement (the “Transaction”) including, but not limited to, (A) soliciting, initiating or knowingly encouraging (including by way of furnishing non-public information or assistance), any inquiries or the making of any proposal which constitutes a competing transaction (the “Competing Transaction”), (B) participating in any discussions or negotiations with respect to any Competing Transaction, (C) entering into any agreement with respect to any Competing Transaction, (D) furnishing to any person any proprietary or confidential information of DMI which could be used to solicit a Competing Transaction, or could be used by such a potential purchaser to make or finance a Competing Transaction or (E) directly engaging in a Competing Transaction. Without the prior consent of FTIS, DMI and DGLT shall not, other than in respect of any Excluded Assets:

A. make any change in the Bylaws of DMI;

B. authorize or issue any Common Stock or any rights, warrants, options or convertible securities of DMI to acquire such interest;

C. conduct the business of DMI in any manner other than in the ordinary course;

D. take any action or omit to do any act which would cause the representations or warranties of DMI contained herein to be untrue or incorrect in any material respect;

E. hire any employee other than in the ordinary course of business;

F. except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

G. declare or make any payment or distribution to its Board of Directors or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

H. mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of DMI other than Excluded Assets; sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business unless any such successor assumes any and all outstanding liabilities;

I. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in Section 10K of Exhibit B and Section 11I of Exhibit C.

6

J. commit any other act or omit to do any other act which would have a material adverse effect upon the business, or financial condition of DMI.

9. Access/Release.

A. Prior to the Closing, DMI shall grant to FTIS and/or its employees, agents and financial, legal and other representatives (their “Representatives”) full and unrestricted access during normal business hours, to the offices, properties, books, documents and records of DMI to conduct such examinations and investigations thereof as they may desire. DMI shall also cause the officers, managers, employees and financial, legal and other representatives of DMI to be reasonably available for consultation and discussion with FTIS and its Representatives during normal business hours and to furnish such persons with any information as they may, from time to time, reasonably request, and DMI shall otherwise cooperate fully in permitting FTIS and its Representatives to investigate its business, properties and financial condition.

B. DGLT agrees that it and all affiliated parties shall execute such documents which shall be delivered at the Closing, releasing DMI and its successors in interest from any intercompany indebtedness or any other claims by DGLT, other than as contemplated by the Transaction Documents (including, by way of example, the Credit Documents).

10. DMI and DGLT Representations, Warranties and Covenants. DMI and DGLT represents, warrants and covenants that.

A. DMI Status. DMI is a corporation duly organized and validly existing pursuant to the laws of the State of Minnesota with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

B. DGLT Status. DGLT is a corporation duly organized and validly existing pursuant to the laws of the State of Delaware with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

C. Authority. Both DMI and DGLT have the full right, power and authority to enter into this Agreement and to consummate and / or consent to the transactions contemplated by this Agreement, as the respective case may require. This Agreement constitutes the valid and legally binding obligation of DMI and DGLT enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting creditor’s rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution and delivery of this Agreement by DMI and DGLT, and the consummation by DMI and DGLT of the transactions contemplated by this Agreement have been duly approved and authorized by both DMI and DGLT and no further authorization shall be necessary on the part of DMI or DGLT for the performance and consummation by DMI and DGLT of the transactions contemplated by this Agreement.

D. Compliance with the Law and Other Instruments. Except as otherwise disclosed in the Exhibits, the performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any material lien or encumbrance upon any property of DMI or cause an acceleration under any arrangement, agreement or other instrument to which DMI is a party or by which any of its respective assets are bound.

7

E. No Reliance. DMI and DGLT acknowledges that no statements, representations or warranties, have been made or furnished by FTIS or by any person acting on behalf of FTIS with respect to this Agreement or any other aspects or consequences of this Agreement other than as contemplated by the Transaction Documents and the Note Amendment . DMI and DGLT further acknowledge that its decision to enter into this Agreement was based entirely upon its own determination, and not upon any representations made to it by FTIS or UFTG with respect to the transactions which are the subject of this Agreement.

F. Absence of Conflicts. The execution and delivery of this Agreement and the consummation by DMI and DGLT of the transactions set forth in this Agreement (i) do not and shall not conflict with or result in a breach of any provision of DMI’s Certification of Incorporation and Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which DMI is a party to or by which any of its assets are bound, (iii) do not and shall not cause DMI to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of DMI. DMI and DGLT have performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

G. Absence of Changes. Since September 30, 2017, there has not been any material adverse change in the business, financial condition, operations, or results of operations of DMI taken as a whole. Without limiting the generality of the foregoing, except as set forth in Section “10G” of the DMI Disclosure Statement which is annexed to and made a part of this Agreement as Exhibit “B,” since December 31, 2017, and except for the Excluded Assets.

i. DMI has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside of the ordinary course of business;

ii. DMI has not entered into any material agreement, contract, lease, or license outside of the ordinary course of business;

iii. no party (including DMI) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which DMI is a party;

iv. DMI has not made any material expenditures of its capital outside of the ordinary course of business;

v. DMI has not made any material capital investment in, or any material loan to, any other person or entity outside of the ordinary course of business;

vi. DMI has not granted any license or sublicense of any material rights under or with respect to any intellectual property;

vii. There has been no change made or authorized in the Articles of Organization or Certificate of Incorporation or Bylaws of DMI;

8

viii. DMI has not issued, sold, or otherwise disposed of any of its securities, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its securities;

ix. DMI has not declared, set aside, or paid any dividend or made any distribution with respect to its equity securities, except in the ordinary course of business, to make guaranteed payments, or to pay taxes (whether in cash or in kind);

x. DMI has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

xi. DMI has not made any loan to, or entered into any other transaction with, any of its officers, directors and employees outside of the ordinary course of business;

xii. DMI has not entered into any written employment contract or collective bargaining agreement or modified the terms of any existing such contract or agreement, nor have there been any labor disputes, grievances, arbitrations, unfair labor practices, litigation, EEOC actions, WARN and ADA disputes or claims since DMI’s inception, nor any union or collective bargaining efforts initiated with respect to employees of DMI;

xiii. DMI has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its officers, directors and employees (or taken any such action with respect to any other employee benefit plan);

xiv. DMI has not made any other material change in employment terms for any of its officers, directors and employees outside of the ordinary course of business;

xv. DMI has not experienced any event, circumstance, or change (other than general economic conditions) which had or can reasonably be expected to have a material adverse effect upon the business, operations, properties, or financial condition of DMI;

xvi. DMI has not made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect upon the tax treatment of DMI or its business operations;

xvii. DMI has not settled any claim or litigation, or filed any motions, orders, briefs, or settlement agreements in any proceeding before any governmental authority or any arbitrator;

xviii. DMI has not maintained its books of account other than in the usual, regular, and ordinary manner and on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

xix. DMI has not suffered any extraordinary losses or waived any rights of any value;

xx. DMI has not (a) liquidated inventory or accepted product returns other than in the ordinary course, (b) accelerated receivables, or (c) changed in any material respect its practices in connection with the payment of payables and/or the collection of receivables; and

9

xxi. DMI has not committed to do any of the actions set forth in Subparagraphs “i” through “xxi” of this Paragraph “G” of this Article “10” of this Agreement.

H. No Approvals. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

I. Financial Statements. Attached to, and made a part of, this Agreement as Section 10I of Exhibit B are the unaudited consolidated balance sheets and Statements of Operation of DMI for the years ended December 31, 2015, 2016 and 2017 (collectively the “DMI Financial Statements”). DMI Financial Statements (including any available notes thereto) have been prepared on a consistent basis throughout the periods covered thereby and present fairly the financial condition of DMI in all material respects as of such dates and the results of operations of DMI for such periods. FTIS understands that DMI and DGLT’s auditors have withdrawn their opinion with respect to financial statements prepared by them and, accordingly, have advised that no person may rely on said audit opinion with respect to such financial statements.

J. Representations and Obligations with Respect to Taxes.

i. As used in this Paragraph “i” of this Article “10” of this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law; “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

ii. Except as otherwise set forth in the DMI Financial Statements, DMI has filed all tax returns which it was required to file, all such tax returns were true, correct, and complete in all material respects, all taxes owed by DMI (whether or not shown on any tax return and whether or not any tax return was required) have been paid, DMI is not currently the beneficiary of any extension of time within which to file any tax return, no claim has ever been made by a taxing authority in a jurisdiction where DMI does not file tax returns which it is or may be subject to taxation by that jurisdiction, and there are no liens on any of the assets of DMI that arose in connection with any failure (or alleged failure) to pay any tax, except for liens for taxes not yet due.

iii. DMI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

iv. No officer, director or employee responsible for tax matters of DMI has received any notification that any taxing authority will assess any additional taxes for any period for which tax returns have been filed. Section “10J” of Exhibit “B” lists all Federal, state, local, and foreign income tax returns filed with respect to DMI.

10

v. DMI has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

vi. DMI has not made any payments, is not obligated to make any payments and is not a party to any agreement which under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. DMI has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. DMI has disclosed on its Federal income tax returns all positions taken therein which could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code. DMI is not a party to any tax allocation or sharing agreement. DMI (a) has not been a member of an Affiliated Group filing a consolidated Federal income tax return and (b) has no liability for the taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

vii. DMI shall not be required to include in a taxable period ending after the Closing taxable income attributable to income which accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Code or any comparable provision of state, local, or foreign tax law.

viii. Except as otherwise set forth in Section “10J” of Exhibit “B” attached hereto, DMI is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes.

ix. DMI has not entered into any sale leaseback or leveraged lease transaction which fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

x. All elections with respect to taxes affecting DMI are disclosed or attached to a tax return of DMI.

xi. All private letter rulings issued by the Internal Revenue Service to DMI (and any corresponding ruling or determination of any state, local, or foreign taxing authority) have been disclosed in Section “10J” of Exhibit “B”, and there are no pending requests for any such rulings (or corresponding determinations).

K. Contracts. Except as set forth in Section “10K” of Exhibit “B”, DMI is not a party to any material contracts including, but not limited to, with any employee, contractor, client and/or third party.

L. Litigation. Except as set forth in Section “10L” of Exhibit “B”, there are no legal, administrative, arbitration or other proceedings materially affecting DMI or its properties, assets or businesses, or with respect to any matter arising out of the conduct of DMI’s business pending or threatened, by or against, any officer or director of DMI in connection with its affairs, whether or not covered by insurance. (i) DMI or its officers or directors are not subject to any order, writ, injunction or decree of any court affecting DMI, and (ii) DMI is not presently engaged in any legal action. Section “10L” of Exhibit “B” also includes a listing of all claims, actions, suits, or proceedings involving DMI which were pending, settled, or adjudicated since September 30, 2017.

11

M. Intellectual Property.

i. DMI has not, to its knowledge, interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect, and, based on inquiry made, none of the current officers or directors of DMI has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that DMI must license or refrain from using any intellectual property rights of any third party). No third party has, to the knowledge of DMI, interfered with, infringed upon, misappropriated, or violated any intellectual property rights of DMI in any respect.

ii. The schedule attached to and made a part of this Agreement as Section “10M” of Exhibit “D” identifies each patent or registration which has been issued to DMI with respect to any of its intellectual property, identifies each pending patent application or application for registration which DMI has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which DMI has granted to any third party with respect to any of DMI’s owned intellectual property (together with any exceptions). Section “10M identifies each trade name or unregistered trademark and each copyright owned by DMI in connection with any of its businesses.

With respect to each item of intellectual property owned by DMI required to be identified in Section “10M” of Exhibit “B” pursuant to the prior paragraph of this Subparagraph “ii” of this Paragraph “M” of this Article “10” of this Agreement:

a. DMI possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction except those that arise by operation of law or in the ordinary course of business;

b. the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

c. no action, suit, proceeding, hearing, investigation (other than the SEC investigations into the alleged actions of the former CEO and EVP of Sales), charge, complaint, claim, or demand (or, to DMI’s knowledge, investigation) is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

d. except in the ordinary course of business or in connection with its commercial contracts, DMI has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

iii. The schedule attached to and made a part of this Agreement as Section “10M” of Exhibit “B” identifies each material item of non-“off the shelf” intellectual property which any third party owns and which DMI uses pursuant to license, sublicense, agreement, or permission.

12

With respect to each item of intellectual property required to be identified in Section “10M” of Exhibit “B” pursuant to this Agreement:

a. the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

b. DMI has no knowledge that any other party to the license, sublicense, agreement, or permission is in breach or default thereof, and no knowledge of any event having occurred which with notice or lapse of time would constitute a breach or default by such other party or permit termination, modification or acceleration thereof by DMI;

c. DMI is not in material breach or default of any such license, sublicense, agreement, or permission, and no event has occurred which with notice or lapse of time would constitute a material breach or default by DMI or permit termination, modification, or acceleration thereof by another party thereto;

d. DMI has not been notified in writing that any other party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

e. DMI has not repudiated any material provision of any license, sublicense, agreement, or permission; and

f. DMI has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

iv. DMI owns or licenses each item of intellectual property necessary for the operation of DMI’s business as currently conducted or planned by DMI.

v. DMI is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would interfere with his or her duties to DMI or that would conflict with DMI’s business as conducted.

N. Insurance. Section “10N” of Exhibit “B” lists all insurance currently maintained by DMI.

O. Employee Benefits. Except as set forth in Section “10O” of Exhibit “B”, there is no employee benefit plan.

P. Investments. DMI does not own any other debt or equity securities other than the Subsidiary.

Q. Property and Assets. Except as set forth in Section “10Q” of Exhibit “B”, DMI does not have, as of the Closing Date, legal and beneficial ownership of any tangible properties or assets.

R. Real Property. Except as set forth in Section “10R” of Exhibit “B”, DMI has no interest in any real property.

13

S. Permits. Except as otherwise set forth in Section “10S” of Exhibit “B”, DMI has any and all material permits, rights, approvals, licenses, authorizations, legal status, orders, or contracts under any legal requirement or otherwise granted by any governmental authority (“Permits”) necessary for DMI to own, operate, use, and/or maintain its properties and to conduct its business and operations as presently conducted and to be conducted immediately after the Closing. Except as otherwise set forth in “10S” of Exhibit “B”, all such Permits are in effect, no proceeding is pending to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, no such proceeding is threatened. No administrative or governmental actions have been taken, and no such actions which are threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to materially and adversely affect the ability of DMI to own, operate, use, or maintain any of its properties or to conduct its business and operations as presently conducted. Except as otherwise set forth in Section “10S” of Exhibit “B”, there are no (i) violations which have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) circumstances which exist that would prevent or delay the obtaining of any requisite consent, approval, waiver, or other authorization of the transactions contemplated by this Agreement with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

T. Banks. Section “10T” of Exhibit “B” sets forth (i) the name of each bank, trust company, or other financial institution and stock or other broker with which DMI has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of DMI in matters concerning any of its business or affairs. Except as otherwise set forth in Section “10T” of Exhibit “B” attached hereto, no such proxies, powers of attorney, or other like instruments are irrevocable.

U. This section intentionally left blank.)

V. Transactions with Affiliates. Except as set forth in “10V” of Exhibit “B” attached hereto, DMI has not purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or similar agreement with, or engaged in any other significant transaction with any officer, director or stockholder of DMI or any of their respective affiliates. Except as set forth in Section “10V” of Exhibit “B”, no officer, director, or stockholder of DMI and none of their respective affiliates is indebted to DMI for money borrowed or other loans or advances, and DMI is not indebted to any such affiliate.

W. Business Conducted in No Other Name. All business of DMI has been conducted in its name and for its benefit and there are no parties related, either directly or indirectly, which are competing for the business of DMI and DMI has no subsidiaries or other entities in which DMI has an interest, including, but not limited to, joint ventures or partnerships.

X. Jurisdictions. Section “10X” of Exhibit “B” identifies all jurisdictions in which DMI is qualified to do business, registered for sales, use or payroll taxes, has employees or other personnel located, and maintains offices.

Y. Security and Privacy Policies. All current employees, contractors and related entities of DMI have agreed to and executed the standard policies of DMI to implement the following practices including, but not limited to, internal and external compliance, internal control and risk management assessments including external/internal risk management, internal audits and compliance audits relating to DMI.

14

Z. Risk Management Issues. DMI is not aware of any significant risk management issues rising from employees, contractors and/or related parties.

AA. Broker. Except as set forth in Section “10AA” of Exhibit “B”, DMI has not had any dealing with respect to the transactions set forth in this Agreement with any business broker, firm, or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. DMI and DGLT agree to indemnify and save harmless FTIS against and from any claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys’ fees) which may be asserted against FTIS by any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who was appointed by DMI or DGLT in connection with this Agreement and or the business transaction contemplated herein.

BB. Complete Disclosure. DMI has no knowledge that any covenant, representation or warranty of DMI which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains any untrue statement of a material fact, omits to state any material fact which is required to make the statements contained herein or therein, not misleading. DMI makes no representation or warranty except as set forth in this Article “10”.

CC. Notification. If, prior to closing, any event occurs or any event known to DMI relating to or affecting DMI shall occur as a result of which (i) any provision of this Article “10” of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article “10” of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, DMI shall immediately notify FTIS pursuant to Paragraph “C” of Article “15” of this Agreement.

11. FTIS’s Representations, Warranties and Covenants. FTIS represents, warrants and covenants that.

A. FTIS Status. FTIS and UFTG are corporations duly organized and validly existing pursuant to the laws of the State of Delaware with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

B. Authority. FTIS and UFTG has the full right, power and authority to enter into this Agreement and to consummate and / or consent to the transactions contemplated by this Agreement, as the respective case may require. This Agreement constitutes the valid and legally binding obligation of FTIS enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting creditor’s rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution and delivery of this Agreement by FTIS, and the consummation by FTIS of the transactions contemplated by this Agreement have been duly approved and authorized by FTIS and no further authorization shall be necessary on the part of FTIS for the performance and consummation by FTIS of the transactions contemplated by this Agreement.

C. Compliance with the Law and Other Instruments. The performance of this Agreement by FTIS shall not result in any breach of, or constitute a default under, or result in the imposition of any material lien or encumbrance upon any property of FTIS or cause an acceleration under any arrangement, agreement or other instrument to which FTIS is a party or by which any of its assets are bound.

15

D. No Reliance. FTIS acknowledges that no statements, representations or warranties, have been made or furnished by DMI, DGLT, or by any person acting on behalf of DMI or DGLT with respect to this Agreement or any other aspects or consequences of this Agreement. FTIS further acknowledge that its decision to enter into this Agreement was based entirely upon its own determination,. and not upon any representations made to it by DMI and DGLT with respect to the transactions which are the subject of this Agreement.

E. Absence of Conflicts. The execution and delivery of this Agreement and the consummation by FTIS of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of FTIS’s Certification of Incorporation and Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which FTIS is a party to or by which any of its assets are bound, (iii) do not and shall not cause FTIS to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of FTIS. FTIS has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F. Absence of Changes. There has not been any material adverse change in the business, financial condition, operations, or results of operations of FTIS taken as a whole since its formation, outside of the ordinary course of business, including but not limited to Section “11F” of Exhibit “C”.

i. FTIS has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside of the ordinary course of business;

ii. FTIS has not entered into any material agreement, contract, lease, or license outside of the ordinary course of business;

iii. no party (including FTIS) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which FTIS is a party;

iv. FTIS has not made any material expenditures of its capital outside of the ordinary course of business;

v. FTIS has not made any material capital investment in, or any material loan to, any other person or entity outside of the ordinary course of business;

vi. FTIS has not created, incurred, assumed, or guaranteed more than 100,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

vii. FTIS has not granted any license or sublicense of any material rights under or with respect to any intellectual property;

16

viii. There has been no change made or authorized in the Articles of Organization or Certificate of Incorporation or Bylaws of FTIS;

ix. FTIS has not issued, sold, or otherwise disposed of any of its securities, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its securities;

x. FTIS has not declared, set aside, or paid any dividend or made any distribution with respect to its equity securities, except in the ordinary course of business, to make guaranteed payments, or to pay taxes (whether in cash or in kind);

xi. FTIS has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

xii. FTIS has not made any loan to, or entered into any other transaction with, any of its officers, directors and employees outside of the ordinary course of business;

xiii. FTIS has not entered into any written employment contract or collective bargaining agreement or modified the terms of any existing such contract or agreement, nor have there been any labor disputes, grievances, arbitrations, unfair labor practices, litigation, EEOC actions, WARN and ADA disputes or claims since FTIS’s inception, nor any union or collective bargaining efforts initiated with respect to employees of FTIS;

xiv. FTIS has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its officers, directors and employees (or taken any such action with respect to any other employee benefit plan);

xv. FTIS has not made any other material change in employment terms for any of its officers, directors and employees outside of the ordinary course of business;

xvi. FTIS has not experienced any event, circumstance, or change (other than general economic conditions) which had or can reasonably be expected to have a material adverse effect upon the business, operations, properties, or financial condition of FTIS;

xvii. FTIS has not made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect upon the tax treatment of FTIS or its business operations;

xviii. FTIS has not settled any claim or litigation, or filed any motions, orders, briefs, or settlement agreements in any proceeding before any governmental authority or any arbitrator;

xix. FTIS has not maintained its books of account other than in the usual, regular, and ordinary manner and on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

xx. FTIS has not suffered any extraordinary losses or waived any rights of any value;

17

xxi. FTIS has not (a) liquidated inventory or accepted product returns other than in the ordinary course, (b) accelerated receivables, (c) delayed payables, or (d) changed in any material respect its practices in connection with the payment of payables and/or the collection of receivables; and

xxii. FTIS has not committed to do any of the actions set forth in Subparagraphs “i” through “xxi” of this Paragraph “F” of this Article “11” of this Agreement.

G. No Approvals. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

H. Financial Statements. In view that FTIS is a newly formed corporation, there are no financial statements available.

I. Representations and Obligations with Respect to Taxes. No tax returns are required to be filed.

J. Contracts. Except as set forth in Section “11J” of Exhibit “C”, FTIS is not a party to any material contracts including, but not limited to, with any employee, contractor, client and/or third party.

K. Litigation. There are no legal, administrative, arbitration or other proceedings materially affecting FTIS or its properties, assets or businesses, or with respect to any matter arising out of the conduct of FTIS’s business pending or threatened, by or against, any officer or director of FTIS in connection with its affairs, whether or not covered by insurance. (i) FTIS or its officers or directors are not subject to any order, writ, injunction or decree of any court affecting FTIS, and (ii) FTIS is not presently engaged in any legal action.

L. Intellectual Property. FTIS has not interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect, and none of the officers or directors of FTIS has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that FTIS must license or refrain from using any intellectual property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any intellectual property rights of FTIS in any respect.

M. Insurance. Section “11M” of Exhibit “C” lists all insurance currently maintained by FTIS.

N. Employee Benefits. Except as set forth in Section “11N of Exhibit “C”, there is no employee benefit plan.

O. Investments. FTIS does not own any other debt or equity securities.

P. Property and Assets. FTIS does not have, as of the Closing Date, legal and beneficial ownership of any tangible properties or assets.

Q. Real Property. FTIS has no interest in any real property.

18

R. Permits. FTIS has any and all material permits, rights, approvals, licenses, authorizations, legal status, orders, or contracts under any legal requirement or otherwise granted by any governmental authority (“Permits”) necessary for FTIS to own, operate, use, and to enter into and operate the DMI business, and to conduct its business and operations as presently conducted and to be conducted immediately after the Closing. Except as otherwise set forth in “11R” of Exhibit “C”, all such Permits are in effect, no proceeding is pending to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, no such proceeding is threatened. No administrative or governmental actions have been taken, and no such actions which are threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to materially and adversely affect the ability of FTIS to own, operate, use, or maintain any of its properties or to conduct its business and operations as presently conducted. Except as otherwise set forth in Section “11R” of Exhibit “C”, there are no (i) violations which have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) circumstances which exist that would prevent or delay the obtaining of any requisite consent, approval, waiver, or other authorization of the transactions contemplated by this Agreement with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

S. Banks. Section “11S” of Exhibit “C” sets forth (i) the name of each bank, trust company, or other financial institution and stock or other broker with which FTIS has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of FTIS in matters concerning any of its business or affairs.

T. Absence of Certain Business Practices. There is no instance where FTIS or any affiliate or agent of FTIS or any other person acting on behalf of or associated with FTIS, acting alone or together, has received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee, or agent of any customer or supplier.

U. Transactions with Affiliates. FTIS has not purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or similar agreement with, or engaged in any other significant transaction with any officer, director or stockholder of FTIS or any of their respective affiliates.

V. Business Conducted in No Other Name. All business of FTIS has been conducted in its name and for its benefit and there are no parties related, either directly or indirectly, which are competing for the business of FTIS and FTIS has no subsidiaries or other entities in which FTIS has an interest, including, but not limited to, joint ventures or partnerships.

W. Jurisdictions. Section “11W” of Exhibit “C” identifies all jurisdictions in which FTIS is qualified to do business, registered for sales, use or payroll taxes, has employees or other personnel located, and maintains offices.

X. Security and Privacy Policies. All employees, contractors and related entities of FTIS have agreed to and executed the standard policies of FTIS (and of DMI post merger) to implement the following practices including, but not limited to, internal and external compliance, internal control and risk management assessments including external/internal risk management, internal audits and compliance audits relating to FTIS.

19

Y. Risk Management Issues. FTIS is not aware of any significant risk management issues rising from employees, contractors and/or related parties.

Z. Broker. Except as set forth in Section “11Z” of Exhibit “C”, FTIS has not had any dealing with respect to the transactions set forth in this Agreement with any business broker, firm, or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. FTIS agree to indemnify and save harmless DMI against and from any claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys’ fees) which may be asserted against DMI by any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who was appointed FTIS in connection with this Agreement and or the business transaction contemplated herein.

AA. Complete Disclosure. FTIS has no knowledge that any covenant, representation or warranty of FTIS which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains any untrue statement of a material fact, omits to state any material fact which is required to make the statements contained herein or therein, not misleading. FTIS makes no representation or warranty except as set forth in this Article “11”.

BB. Notification. If any event occurs or any event known to FTIS relating to or affecting FTIS shall occur as a result of which (i) any provision of this Article “11” of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article “11” of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, FTIS shall immediately notify DMI pursuant to Paragraph “C” of Article “15” of this Agreement.

12. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that DMI knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

13. Indemnification.

A. Indemnification by DMI and DGLT. In order to induce FTIS to enter into and perform this Agreement, DMI and DGLT do hereby indemnify, protect, defend and save and hold harmless FTIS and each of its stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (“Indemnified Parties”), from and against any loss resulting to any of them from any actual out of pocket (and not “theoretical” or lost “profits” or “goodwill”) material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by DMI and or DGLT of the representations, warranties and covenants set forth in this Agreement.

B. Indemnification by FTIS. In order to induce DGLT to enter into and perform this Agreement, FTIS does hereby indemnify, protect, defend and save and hold harmless DGLT and each of its stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (“DGLT Indemnified Parties”), from and against any loss resulting to any of them from any forseeable actual out of pocket (and not “theoretical” or lost “profits” or “goodwill”) material loss, liability, cost, damage, or expense which the DGLT Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by FTIS of the representations, warranties and covenants set forth in this Agreement.

20

C. Reasonable Costs, Etc. The indemnification, which is set forth in this Article “13” of this Agreement shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all actual counsel fees, reasonable costs, expenses and expenses of settlement relating thereto.

D. Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the “Claim”) is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the “Indemnifying Party”), then the Indemnified Party within 21 days after such Indemnified Party’s receipt of the Claim, shall notify the Indemnifying Party pursuant to Paragraph “C” of Article “15” of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the “Claim Notice”). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within 10 days after receipt of the Claim Notice pursuant to Paragraph “C” of Article “15” of this Agreement (such notice to control the defense is hereinafter referred to as the “Defense Notice”). The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article “15” of this Agreement, except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall not settle the Claim. If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid 10 day period by proper notice pursuant to Paragraph “C” of Article “15” of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid 10 day period by proper notice pursuant to Paragraph “C” of Article “15” of this Agreement shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand if any settlement would result in any liability or obligation of the Indemnified Party or the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party. Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

E. Certain Limitations. There shall not be any indemnification obligation pursuant to Paragraph “A” of this Article “13” of this Agreement until the aggregate amount of all losses, liabilities, costs, damages, and expenses (“Losses”) in respect of indemnification pursuant to Paragraph “A” of this Article “13” of this Agreement exceeds twenty-five thousand ($25,000) dollars (the “Deductible”), in which event the indemnification obligation will be only for those Losses in excess of the Deductible. However, the limitations set forth pursuant to this Paragraph “E” of this Article “13” of this Agreement shall not apply to breaches or inaccuracies arising from or relating to any fraud.

21

F. Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties to this Agreement as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

G. Insurance and Tax Benefits. The amount of any Losses subject to indemnification by any Indemnifying Party under this Article “13” shall be calculated (a) net of any amounts which have been recovered by the Indemnified Party under insurance policies or other collateral sources (such as contractual indemnitees of any Person that are contained outside this Agreement), and (b) net of any tax benefit arising from the incurrence or payment of any such Losses actually and currently realized by the Indemnified Party, as applicable, in the taxable year of the claim through a refund of tax or reduction in the amount of taxes the Indemnified Party would otherwise have had to pay if such Loss had not been incurred, calculated by computing the amount of taxes before and after inclusion of any tax items as the last items claimed for any taxable year.

H. Mitigation and Limitation. Each Indemnified Party shall take and shall cause its affiliates to take all reasonable steps to mitigate any Losses upon becoming aware of any event that would reasonably be expected to, or does, give rise to such Losses. In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, exemplary, incidental, consequential, special, or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

I. Exclusive Remedies. FTIS acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud or criminal activity on the part of a party to this Agreement in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement, or obligation set forth in this Agreement, or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 13. In furtherance of the foregoing, FTIS hereby waives, to the fullest extent permitted under law, any and all rights, claims, and causes of action for any breach of any representation, warranty, covenant, agreement, or obligation set forth in this Agreement, or otherwise relating to the subject matter of this Agreement, it may have against the other parties to this Agreement and their affiliates and each of their respective representatives arising under or based upon any law, rule, or regulation, except pursuant to the indemnification provisions set forth in this Article 13. Nothing in this Article “13(I)” shall limit FTIS’s rights to seek and obtain any equitable relief to which it shall be entitled or to seek any remedy on account of any party’s fraud or criminal misconduct.

14. Confidentiality. The Parties agree that the terms of this Agreement are confidential and they shall not make public disclosure of the terms of this Agreement, except: (i) as may be required by law, (ii) in connection with litigation or other legal proceeding against a party, (iii) by judicial or other compulsory process, including, without being limited to, any court order, (iv) as may be required by any federal and/or state regulatory agency, or (v) as may be required in connection with its obligations under federal securities laws and pursuant to the Securities and Exchange Commission or listing requirements. If either party intends to make a disclosure of the terms of this Agreement as required by law, by judicial or other compulsory process, including, without being limited to, any court order, by any federal and/or state regulatory agency, or as may be required in connection with its obligations under federal securities laws, such party shall notify the other party, if feasible, in advance of any such disclosure. The Parties agree that the terms of this Article “14” of this Agreement regarding confidentiality are not material to this Agreement and any breach of this paragraph shall not be considered a material breach of this Agreement. In the event of such a breach of this Article “14” of this Agreement, the non-breaching party shall only be entitled to injunctive relief and/or monetary damages for actual harms caused by the breach.

22

15. Miscellaneous.

A. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.

B. Enforceability. If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement, shall be construed as if such invalid or unenforceable provision had not been contained herein.

C. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) nationally recognized overnight delivery courier service with confirmation of delivery or (iii) electronic mail (“E-mail”) or facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to FTIS and/or UFTG:

c/o FinTech Imaging Solutions, Inc.
75 Broad St., Suite 2410
New York, New York 10004
Attn: Richard Steggall, CEO
Facsimile No.:
E-mail address: richard@urbanft.com

With a copy to:.	The Mintz Fraade Law Firm, P.C
271 Madison Avenue, 12th Floor
New York, New York 10016
Attn: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-mail address: FMM@mintzfraade.com

If to DGLT or DTI
(or DMI prior to Merger):	Digiliti Money Group, Inc.
delFive Business Park G
18671 Lake Drive East
Minneapolis, MN 55317
Attn: Bryan Meier, CEO
Facsimile No.:
E-mail address: bmeier@digilitimoney.com

23

With a copy to:	Ronniel Levy, Esq,
CKR Law
1330 Avenue of the Americas
New York, New York 10019
Facsimile No: (212) 259-8200
E-mail address: rlevy@ckrlaw.com

or in each case to such other address, E-mail address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph “C” of this Article “15” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the following applicable dates:

i. If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

ii. If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

iii. If sent by E-mail or facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by E-mail or facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by E-mail or facsimile, then five (5) days after sending by first class mail.

iv. If delivered by personal delivery, as of the date of delivery.

D. Governing Law; Disputes. In view of the fact that: (i) FTIS was formed pursuant to the laws of Delaware; (ii) FTIS has offices in the State of New York, (iii) DGLT was formed pursuant to the laws of the State of Delaware; (iv) DMI has offices in the State of Minnesota; (v) FTIS was formed pursuant to the laws of the State of Delaware; (vi) FTIS has an address in the State of Minnesota, the Parties agree that this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law. Moreover, the Parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law. The Parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in New York County, New York. Any such arbitration shall be by a panel of three arbitrators who shall also be certified public accountants and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The Parties specifically designate the courts in the State of New York, County of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts. The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “C” of this Article “15” of this Agreement. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

24

The Parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney’s fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators’ determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more. For example, if the party initiating arbitration (“A”) seeks an award of $100,000 plus costs and expenses, the other party (“B”) has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has “prevailed”.

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort other than as specifically granted to State Courts within the State of New York. It shall also have no power to award (i) damages inconsistent with any applicable agreement between the Parties or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the Parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential. The Parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in the State of New York, County of New York. Before making any such disclosure, a party shall give written notice to all other Parties and shall afford such Parties a reasonable opportunity to protect their interest.

E. Construction. Each of the Parties hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against DMI due to the fact that FTIS’s counsel, The Mintz Fraade Law Firm, P.C. was primarily responsible for its drafting regardless of any presumption or rule requiring construction against the Party whose attorney drafted this Agreement.

F. Entire Agreement. This Agreement, the Transaction Documents, and all documents and instruments referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

25

G. Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein are not intended to confer upon any person (other than the parties to this Agreement and their respective heirs, executors, administrators, personal representatives, successors and assigns) any legal or equitable right or remedy of any nature whatsoever pursuant to or by reason of this Agreement.

H. Further Assurances. The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

I. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

J. Non-Waiver. Except as otherwise expressly provided in this Agreement, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

K. Modifications. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, signed by all of the Parties to this Agreement.

L. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

M. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

N. Facsimile and E-mail Signatures. Any signature which is delivered via facsimile or via E-mail in portable document format (“.pdf”) or any picture format shall be deemed to be an original and have the same force and effect as if such facsimile, ..pdf or picture format signature were the original thereof.

O. Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any Party, that Party may cancel, and terminate the Agreement by giving written notice to the other Party.

P. Expenses. Each of the Parties agrees to be responsible for its own legal, accounting, business and other fees and expenses incurred in connection with the Transactions or the Agreement except as otherwise provided in this Agreement.

[Signature Page Follows]

26

[Counterpart Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed as of the date first above written.

Digiliti Money, Inc.		FinTech Imaging Solutions, Inc.

By	/s/ Bryan D. Meier	By	/s/ Kasey Kaplan
Name:	Bryan D. Meier	Name:	Kasey Kaplan
Title:	CEO	Title:	President

By	/s/ Michael Hanson
Name:	Michael Hanson
Title:	Director

Digiliti Money, Inc.		Urban FT Group, Inc.

By	/s/ Bryan D. Meier	By	/s/ Richard Steggall
Name:	Bryan D. Meier	Name:	Richard Steggall
Title:	CEO	Title:	Chief Executive Officer

By	/s/ Michael Hanson
Name:	Michael Hanson
Title:	Director

27